Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-164628 on Form F-3 of AutoChina International Limited of our report dated November 26, 2008 with respect to the consolidated financial statements of AutoChina Group, Inc., which reports appears in this Annual Report on Form 20-F of AutoChina International Limited, for the year ended December 31, 2007 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
March 22, 2010